SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2005

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)
Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

500 John Ringling Boulevard, Sarasota, Florida 34242
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (941) 388-2882

                                                             N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

           The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sale of equity securities:

          (a)     In August 2005, the Company consummated the award of restricted shares of common stock to certain officers, directors and employees of the Company. The restricted stock awards were made in consideration of services to the Company. The following sets forth the name, number of shares and position with the Company of each person who received a restricted stock award:
Stock Bonus Schedule

Name	Number of Shares

Jon Fatula	400,000
Ian Justman	10,000
Dan Sullivan	125,000
Gale Nakai	20,000
Linda Hata	10,000
Mark Cooley	50,000
Bob Weiss	100,000
Steve Rogers	150,000
Gary Brown	150,000
Alfredo Chang	100,000

          (b)     No underwriter, placement agent, or finder was involved in the transaction.

          (c)     An aggregate of 1,115,000 shares of common stock were awarded to ten persons who are officers, directors or employees of the Company. The shares were issued for services and were valued at $.065 per share.

          (d)     We relied on the exemption from registration provided by Sections 4(2) under the Securities Act of 1933 for this transaction. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each grantee with access to our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the grantees obtained all information regarding the Company they requested, received answers to all questions it (and its advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes.

          (e)     Not applicable

          (f)     Not applicable

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
SkyLynx Communications, Inc. (Registrant)

Date: August 17, 2005	/s/ Gary L. Brown Gary L. Brown, President